Exhibit (g)(5)

APPENDIX B

TO

CUSTODIAN AGREEMENT

BETWEEN

JPMORGAN CHASE BANK, N.A.

AND

EACH OF THE INVESTMENT

COMPANIES LISTED ON APPENDIX "A" THERETO

DATED AS OF August 7, 2007

The following is a list of Additional Custodians, Special Subcustodians, Foreign Subcustodians and Eligible Securities Depositories under the Custodian Agreement dated as of January 1, 2007 (the "Custodian Agreement"):

A.	Additional Custodians:
	Custodian	Purpose
	Bank of New York	FICASH
FITERM
B.	Special Subcustodians:
	Subcustodian	Purpose
	Bank of New York	FICASH
	Citibank, N.A.	Global Bond Certificates*
C.	Foreign Subcustodians:

*Citibank, N.A. will act as Special Subcustodian with respect to global bond certificates for the following portfolios only: Fidelity Advisor Series VIII: Fidelity Advisor Emerging Markets Income Fund; Fidelity Investment Trust: Fidelity New Markets Income Fund.

Country	Foreign Subcustodian	Eligible securities depositories
Argentina	HSBC Bank Argentina S.A.	Caja de Valores, S.A.
Central de Registration y Liquidacion de Instrumentos de Endeudamiento Publico (CRYL)

Australia	JPMorgan Chase Bank, Sydney	Austraclear Limited
Clearing House Electronic Sub-register System (CHESS)

Austria	Bank Austria AG, Vienna	Osterreichsche Kontrollbank
Aktiengesellschaft (OEKB)

Bahrain	HSBC Bank of the Middle East Limited, Manama	The Central Depository System

Bangladesh	Standard Chartered Bank, Dhaka	Central Depository Bangladesh Limited

Belgium	Fortis Bank, N.V.	Euroclear Belgium
	Brussels	National Bank of Belgium (NBB)

Bermuda	The Bank of Bermuda, Limited	Bermuda Securities Depository (BSD)
Hamilton

Botswana	Barclays Bank of Botswana Ltd.,	None
Gaborone

Brazil	HSBC Bank Brasil Banco Multiplo	Companhia Brasileira de Liquidacao e Custodia (CBLC)
Central de Custodia e de Liquidacao Financiera de Titulos Privados (CETIP)

Sistema Especial de Liquidacao e Custodia (SELIC)

Bulgaria	ING Bank, N.V.	Bulgaria National Bank
Central Depository A.D. (CDAD)

Canada	Canada Imperial Bank of Commerce,	Canadian Depository for
	Toronto	Securities Ltd. (CDS)
Royal Bank of Canada

Chile	Citibank, N.A., Santiago	Deposito Central de Valores, S.A.

China-Shanghai	Hongkong & Shanghai Banking Corp., Ltd., Shanghai	China Securities Depository and Clearing Corporation Limited, Shanghai Branch (CSDCC)

China- Shenzhen	Hongkong & Shanghai Banking Corp., Ltd. Shenzhen	China Securities Dejpository and Clearing Corporation Ltd., Shenzhen Branch (CSDCC)
Clearing Co (SSCC)

Colombia	Santander Investment Trust Colombia S.A.	Deposito Central de Valores (DCV)
Deposito Centralizado de Valores
(DECEVAL)

Croatia	Privredna banka Zagreb d.d. Savska c.28	Central Depository Agency Inc. - Stredisnja depozitarna agencija d.d.)

Cyprus	Marfin Popular Bank Public Company Ltd.	Central Securities Depository

Czech Republic	HVB Bank Czech Republic a.s.	Stedisko cennych papiru - Ceska republica (SCP)
Czech National Bank (CNB)

Denmark	Danske Bank A/S, Copenhagen	Vaerdipapircentralen A/S (VP)

Egypt	Citibank, N.A.	Misr for Clearing, Settlement and
Depository (MCSD)
Central Bank of Egypt

Estonia	Hansabank	Estonian Central Depository for Securities Limited - Eesti Vaatpaberite Keskdepositoorium) ECDS

Euromarket		Clearstreem Banking, S.A. (CBL)
Euroclear Bank S.A./N.V.

Finland	Skandinaviska Enskilda Banken AB	Finnish Central Securities Depository
Limited (APK)

France	BNP Paribas Securities Services S.A.	Euroclear France
Societe Generale

Germany	Deutsche Bank AG	Clearstream Banking AG (CBF)
JPMorgan AG

Ghana	Barclays Bank of Ghana Ltd., Accra	None

Greece	HSBC Bank plc, Athens	Central Securities Depository S.A.
(CSD)
Bank of Greece (BoG)

Hong Kong	Hongkong & Shanghai Bank Corp., Ltd., Hong Kong	Hong Kong Securities Clearing Company Limited (HKSCC)
Central Moneymarkets Unit (CMU)

Hungary	Deutsche Bank Zrt.	Central Depository & Clearing House
(Budapest) Ltd. (KELER Ltd.)

Iceland	Glitnir banki hf.	The Islandic Securities Depository (ISD)

India	Hongkong & Shanghai Banking Corp. Ltd.	National Securities Depository Limited (NSDL)
	Standard Chartered Bank, Mumbai	Central Depository Services Limited
(CDSL)
Reserve Bank of India (RBI)

Indonesia	Hongkong & Shanghai Banking Corp. Ltd.,	PT Kustodian Sentral Efek Indonesia
	Jakarta	(KSEI)

Ireland	Bank of Ireland, Dublin	(The CREST Co. Limited)

Israel	Bank Leumi Le-Israel, B. M., Tel Aviv	Tel Aviv Stock Exchange
Clearinghouse Ltd. (TECH)

Italy	Intesa Sanpaolo S.p.A.	Monte Titoli S.p.A.

Ivory Coast	Societe Generale de Banques en Cote d'Ivoire, Abidjan	DC/BR (Le Depositaire Central/Banque d Reglement)

Jamaica	FirstCaribbean International Securities Limited	Jamaica Central Securities Depository (JCSD)

Japan	Mizuho Corporate Bank, Limited, Tokyo	Japan Securities Depository Center
(JASDEC)
	Bank of Tokyo-Mitsubishi Ltd., Tokyo	Bank of Japan (BoJ)
Japan Securities Settlement and Custody, Inc. (JSSC)

Jordan	HSBC Bank Middle East Limited	Securities Depository Center (SDC)

Kazakhstan	SB HSBC Bank Kazakhstan JSC	Central Securities Depository CJSC

Kenya	Barclays Bank of Kenya Ltd., Nairobi	Central Bank Central Depository (CBCD)
Central Depository & Settlement Corporation Limited (CDSC)

Kuwait	HSBC Bank Middle East Limited	The Kuwait Clearing Company S.A.K.

Latvia	Hansabanka	Latvian Central Depository (LCD)

Lebanon	HSBC Bank Middle East	Midclear S.A.L.
Banque du Liban

Lithuania	SEB Vilniaus Bankas	Central Securities Depository of Lithuania ( CSDL)

Luxembourg	Fortis Banque Luxembourg S.A.	Clearstream Banking S.A. (CBL)

Malaysia	HSBC Bank Malaysia Berhad	Bursa Depository
Bank Negara Malaysia (BNM)

Malta	HSBC Bank Malta p.l..c.	The Central Securities Depository (CSD)

Mauritius	Hongkong & Shanghai Banking Corp. Ltd.,	Central Depository & Settlement Co.,
	Port Louis	Ltd. (CDS)

Mexico	Banco Nacional de Mexico, S.A.	Institucion para el Deposito de
Valores-S.D. INDEVAL, S.A.
de C.V.

Morocco	Attijariwafa Bank S.A.	MAROCLEAR
Casablanca

Namibia	Standard Bank Namibia Ltd., Windhoek	None

Netherlands	KAS Bank N.V.	Euroclear Nederland

New Zealand	National Australia Bank Limited	New Zealand Central Securities
Depository Limited (NZCSD)

Nigeria	Stanbic Bank Nigeria Limited	Central Securities Clearing System Limited (CSCS)

Norway	DnB NOR Bank ASA, Oslo	Verdipapirsentralen, The Norwegian
Registry of Securities (VPS)

Oman	HSBC Bank Middle East Limited	The Muscat Depository and Securities Registration Company, S.A.O.C. (MDSRC)

Pakistan	Standard Chartered Bank, Karachi	Central Depository Company of Pakistan (CDC)

State Bank of Pakistan (SBP)

Panama	HSBC Bank (Panama) S.A.	LATINCLEAR

Peru	Citibank del Peru S.A.	Caja de Valores (CAVALI, S.A.)

Philippines	Hongkong & Shanghai Banking	Phillipines Despository and Trust Corp.) PDTC
Corp., Ltd., Manila
Bangko Sentral ng Pilipinas/Register of Scripless Securities (ROSS)

Poland	Bank Handlowy W. Warzawie, S.A., Warsaw	National Depository of Securities S.A. (NDS)
Registry of Securities (RPW)

Portugal	Banco Espirito Santo, S.A., Lisbon	Central de Valores Mobiliaros
(Interbolsa)

Qatar	HSBC Bank Middle East Limited	Doha Securities Market (DSM)

Romania	ING Bank N.V., Bucharest	National Bank of Romania (NBR)
Bucharest Stock Exchange (BSE)

Russia	J.P. Morgan Bank International, Moscow	Vneshtorgbank (VTB)
	ING Bank (Eurasia) ZAO	The National Depository Center (NDC)

Saudi Arabia	The Saudi British Bank	Tadawul

Serbia	UniCredit Bank Srbija a.d.	Central Register and Central Depository for Securities (CSD)

Singapore	DBS Bank Ltd.	Central Depository (Pte) Ltd. (CDP)
Monetary Authority of Singapore

Slovak Republic	UniCredit Bank Slovakia a.s.	Centralny depozitar cennych papierov SR, a.s. (CSD)
National Bank of Slovakia (NBS)

Slovenia	Bank Austria Creditanstalt d.d., Ljubljana	Central Klirnisko Depotna Druzba
d.d. (KDD)

South Africa	FirstRand Bank Limited	Share Transactions Totally Electronics (STRATE)

South Korea	Standard Chartered First Bank Korea Limited	Korean Securities Depository (KSD)

Spain	Santander Investment Servoces, S.A.	IBERCLEAR

Sri Lanka	Hongkong & Shanghai Banking Corp. Ltd.,	Central Depository System
	Colombo	(Pvt) Limited (CDS)

Sweden	Skandinaviska Enskilda Banken, Stockholm	Vardepappercentralen AB (VPC)

Switzerland	UBS AG, Zurich	SIS SegalnterSettle AG (SIS)

Taiwan	JPMorgan Chase Bank, Taipei	Taiwan Depository and Clearing Corporation

Thailand	Standard Chartered Bank, Bangkok	Thailand Securities Depository
Company Limited (TSD)

Tunsia	Banque Internationale Arabe de Tunisie, S.A.	STICODEVAM (Societe Tunisienne Interprofessionnelle pour la Compensation et le Depot des Valeurs Mobilieres)

Turkey	Citibank A.S.	Central Registry Agency
Central Bank of Turkey

Ukraine	ING Bank Ukraine	National Bank of Ukraine
Interrregional Securities Union

U.A.E.	HSBC Bank Middle East Limited	Dubai Financial Market Clearing House (DFM)
Dubai International Financial Exchange Central Securities Depository and Registry

United Kingdom	JPMorgan Chase Bank, N.A. London	CRESTco Limited (CREST)
Deutsche Bank AG

United States	JPMorgan Chase Bank	Depository Trust Company (DTC) The Federal Reserve Bank

Uruguay	BankBoston, N.A., Montevideo	Banco Central del Uruguay (BCU)

Venezuela	Citibank, N.A., Caracas	Banco Central de Venezuela (BCV)
Caja Venezolana de Valores, S.A. (CVV)

Vietnam	The Hongkong and Shanghai Banking Corporation Limited	Vietnam Securities Depository

Zambia	Barclays Bank of Zambia Ltd., Lusaka	LuSE Central Shares Dejpository Limited (CSD)
Bank of Zambia (BoZ

Zimbabwe	Barclays Bank of Zimbabwe Ltd., Harare	None

Each of the Investment Companies Listed on

Appendix "A" Attached Hereto, on

Behalf of Each of Their Respective Portfolios

By:_/s/Peter L. Lydecker

Name: Peter L. Lydecker

Title: Assistant Treasurer

JPMorgan Chase Bank

By:/s/Mark W. Kucera

Name:Mark W. Kucera

Title:Vice President